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                                                                   EXHIBIT 11.1

                          COULTER PHARMACEUTICAL, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                           Year Ended                        Six Months Ended
                                                          December 31,                            June 30,
                                                -------------------------------       -------------------------------
                                                    1995              1996                1996              1997
                                                ------------      -------------       -------------     -------------
Historical primary EPS

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257           107,780               2,059          8,724,623

  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           301,341             401,788               --
  Stock options:                                     559,600           419,700             559,600               --
  Warrants:                                          173,067           129,800             173,067               --
  Preferred stock; if converted                    3,321,514         2,491,136           3,321,514               --
                                                 -----------      ------------         -----------        -----------
                                                   4,456,226         3,449,757           4,458,027         8,724,623
                                                 -----------      ------------         -----------        -----------
Net (loss)                                       $(2,992,557)     $(15,338,279)        $(5,310,797)       $(8,800,412)
                                                 -----------      ------------         -----------        -----------
Net (loss) per share                                  $(0.67)           $(4.45)             $(1.19)            $(1.01)
                                                 ===========      ============         ===========        ===========


Proforma:

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257           107,780               2,059

  Preferred Stock, if converted                    2,341,665         4,108,154           3,277,775
  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           301,341             401,788
  Stock options:                                     559,600           419,700             559,600
  Warrants:                                          173,067           129,800             173,067
  Preferred stock; if converted                    3,321,514         2,491,136           3,321,514
                                                 -----------      ------------         -----------
                                                   6,797,891         7,557,911           7,735,803
                                                 -----------      ------------         -----------
Net (loss)                                       $(2,992,557)     $(15,338,279)        $(5,310,797)
                                                 -----------      ------------         -----------
Net (loss) per share                                  $(0.44)           $(2.03)             $(0.69)
                                                 ===========      ============         ===========
